UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 15, 2010

CHINA FORESTRY INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-25765	87-0429748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 517, No. 18 Building Nangangjizhoing District Hi-Tech Development Zone Harbin, Heilongjiang Province, People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

011-86-0451-87011257
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is filed by China Forestry, Inc., a Nevada corporation (the “Registrant” or “CHFY”), in connection with the items set forth below.  It amends the Current Report on Form 8-K of the Registrant, dated July 15, 2010, which was filed with the Commission by the Registrant on July 16, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

On June 10, 2010, the Registrant executed a Share Exchange Agreement (the “Agreement”) by and between the Registrant, Financial International (Hong Kong) Holdings Company Limited, a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“FIHK”); LIU, Shengli, the owner of 60% of the outstanding share capital of FIHK (“Liu”), and LI, Bin, the owner of 40% of the outstanding share capital of FIHK (“Li”) (Liu and Li collectively being the “Shareholders”), and Hanzhong Hengtai Bio-Tech Limited (a/k/a Hanzhong Hyung-Taik of Biological Engineering Co., Ltd.), a company organized and existing under the laws of the People’s Republic of China (“Hengtai”); FIHK and Hengtai being hereinafter referred to as the “FIHK Companies.”  A copy of the Agreement is attached as Exhibit 10 to the Form 8-K of the Registrant filed with the Commission on June 16, 2010, and is hereby incorporated by reference.

Closing of the Share Exchange

Pursuant to and at the closing of the Agreement, which occurred on July 15, 2010, the Registrant acquired one hundred percent (100%) of all of the issued and outstanding share capital of FIHK from the Shareholders, as well as a cash payment of $50,000 from Hengtai, in exchange for One Hundred Million (100,000,000) shares of newly issued common stock of the Registrant and a Convertible Note in the principal amount of $1.0 million, which note is convertible into 68,000,000 shares of common stock of the Registrant (the “Convertible Note”).  Further, the Registrant authorized Interwest Transfer Company, Inc., its transfer agent, to issue to the Shareholders in escrow the 100,000,000 shares of common stock of the Registrant, with 60,000,000 shares to Liu and 40,000,000 shares to Li.

As a result of the transactions consummated at the closing, shares representing 64.1% of the Registrant’s post-issuance outstanding shares of common stock were issued in escrow to the Shareholders, and all of the registered capital of FIHK was acquired by the Registrant. Upon completion of the physical exchange of the share certificates, FIHK, which provides advisory services in developing and marketing biological technology products, will be a wholly-owned subsidiary of the Registrant. Hengtai, which is engaged in the plantation business of Chinese Yew, Aesculus, Dove Tree and Dendrobium, will exist as a variable interest entity controlled by FIHK.

Operating Agreement

On June 17, 2010, the Registrant executed an Operating Agreement by and among the Registrant, FIHK, the Shareholders and Hengtai, in which it agreed to continue operating its subsidiary Jin Yuan Global Ltd., a limited liability corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Jin Yuan Global”), for at least 90 days after the closing of the share exchange in order to determine whether, as a business matter, Jin Yuan Global fits within the Registrant’s business plan, and, if not, whether the Registrant should dispose of the operating subsidiary to a third party.  Further, the parties have agreed that any incremental costs associated with auditing Jin Yuan Global after the closing of the Agreement shall be borne by the Registrant.  A copy of the Operating Agreement is attached as Exhibit 10 to the Form 8-K of the Registrant filed with the Commission on July 16, 2010, and is hereby incorporated by reference.

The sole purpose of this Form 8-K amendment is to provide the financial statements of Hengtai as required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K, which financial statements and information were excluded from the Current Report on Form 8-K filed on July 16, 2010, in reliance on Items 9.01(a)(4) and 9.01(b)(2), respectively, of that form.

(a) Financial Statements of Businesses Acquired

The following audited financial statements of Hengtai are set forth below:  (i) balance sheets, (ii) statements of operations, (iii) statements of changes in owners’ equity (deficit) and comprehensive income (loss), (iv) statements of cash flows, in each case for the six months ended June 30, 2010 and 2009 and for the years ended December 31, 2009 and 2008, and (v) the notes to the financial statements for such periods.

Hanzhong Hyung-Taik of Biological Engineering Co., Ltd.

CONTENTS

PAGE	5	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	6	BALANCE SHEETS

PAGE	7	STATEMENTS OF OPERATIONS

PAGE	8	STATEMENTS OF CHANGES IN OWNERS’ EQUITY (DEFICIT) AND COMPREHENSIVE INCOME (LOSS)

PAGE	9	STATEMENTS OF CASH FLOWS

PAGE	10 - 27	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Hanzhong Hyung-Taik of Biological Engineering Co., Ltd.

We have audited the accompanying balance sheets of Hanzhong Hyung-Taik of Biological Engineering Co., Ltd. as of December 31, 2009 and 2008 and the related statements of operations, changes in owners’ equity (deficit) and comprehensive income (loss), and cash flows for each of the two years in the period ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hanzhong Hyung-Taik of Biological Engineering Co., Ltd. as of December 31, 2009 and 2008 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred accumulated deficits of $2,078,052 and $1,948,138 as of December 31, 2009 and 2008 respectively that include losses of $129,914 and $113,534 for the years ended December 31, 2009 and 2008. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Yichien Yeh, CPA
Forest Hills, New York
July 23, 2010

Hanzhong Hyung-Taik of Biological Engineering Co., Ltd.
 Balance Sheets

	June 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$12,401	$7,722	$8,240	$13,813
Restricted cash (Note 10)	28,018	27,816	27,831	27,847
Accounts receivable, net (Note 5)	4,247	-	5,375	-
Other receivables	46,504	4,855	26,330	14,534
Other receivables-related parties (Note 16)	-	2,318	-	-
Inventories, net (Note 6)	1,195,291	1,259,318	1,229,679	1,235,194
Prepayment (Note 7)	14,894	13,103	7,313	9,277
Total current assets	1,301,355	1,315,132	1,304,768	1,300,665
Property, plant and equipment, net (Note 8)	8,503	19,468	17,538	22,376
Intangible assets (Note 9)	9,417	9,568	9,446	9,668
Total Assets	$1,319,275	$1,344,168	$1,331,752	$1,332,709

Liabilities & Owners' Equity
Current Liabilities
Short-term loans (Note 10)	1,018,669	1,000,044	1,018,456	877,327
Accounts payable	37,204	43,334	41,102	52,763
Other payables	55,348	51,160	47,503	109,738
Due to related parties (Note 16)	105,000	110,038	107,779	113,852
Accrued expenses	52,986	28,846	43,333	25,930
Interest paybale	77,008	60,580	76,156	23,110
Advance from customers	3,391	732	-	2,492
Long-term loans due within one year (Note 11)	92,901	46,115	92,281	46,167
Total current liabilities	1,442,507	1,340,849	1,426,610	1,251,379
Long-term loans (Note 11)	-	46,115	-	46,167
Total liabilities	1,442,507	1,386,964	1,426,610	1,297,546

Owners' Equity
Registered capital	1,812,360	1,812,360	1,812,360	1,812,360
Accumulated other comprehensive income	170,018	170,864	170,834	170,941
Retained earnings (unrestricted)	(2,105,610)	(2,026,020)	(2,078,052)	(1,948,138)
Total owner's equity	(123,232)	(42,796)	(94,858)	35,163
Total Liabilities & Owners' Equity	$1,319,275	$1,344,168	$1,331,752	$1,332,709

The accompanying notes are an integral part of these financial statements.

Hanzhong Hyung-Taik of Biological Engineering Co., Ltd.
Statements of Operations

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
Revenue
Sales	$146,747	$73,219	$193,453	$36,215

Cost of Goods Sold	(125,792)	(56,784)	(167,904)	(32,728)
Gross Profit	20,955	16,435	25,549	3,487

Operating Expeneses
Selling expenses	2,645	2,298	8,168	5,094
General and administrative (Note 12)	43,592	30,909	61,531	44,673
Total operating expenses	46,237	33,207	69,699	49,767
Loss from operations	(25,282)	(16,772)	(44,150)	(46,280)

Other Income (expenses)
Interest expense	(25,218)	(61,110)	(87,142)	(67,254)
Other income	22,942	-	5,804	-
Other expenses	-	-	(4,426)	-
Total other income (expenses)	(2,276)	(61,110)	(85,764)	(67,254)

Loss before and income taxes	(27,558)	(77,882)	(129,914)	(113,534)
Income taxes	-	-	-	-
Net Loss	$(27,558)	$(77,882)	$(129,914)	$(113,534)

The accompanying notes are an integral part of these financial statements.

Hanzhong Hyung-Taik of Biological Engineering Co., Ltd.
 Statements of Changes in Owners' Equity (Deficit) and Comprehensive Income (Loss)
		Accumulated
		Other		Total
	Registered	Comprehensive	Accumulated	Owners'	Comprehensive
	Capital	Income	Deficit	Equity (Deficit)	Income (Loss)

Balance at December 31, 2007 (Unaudited)	$1,812,360	$163,103	$(1,834,604)	$140,859
Foreign currency translation adjustment	-	7,838	-	7,838	$7,838
Net Loss for the year	-	-	(113,534)	(113,534)	(113,534)
Balance at December 31, 2008	1,812,360	170,941	(1,948,138)	35,163	$(105,696)

Foreign currency translation adjustment	-	(107)	-	(107)	$(107)
Net Loss for the year	-	-	(129,914)	(129,914)	(129,914)
Balance at December 31, 2009	1,812,360	170,834	(2,078,052)	(94,858)	$(130,021)

Foreign currency translation adjustment	-	(816)	-	(816)	$(816)
Net loss for the six months	-	-	(27,558)	(27,558)	(27,558)
Balance at June 30, 2010 (Unaudited)	$1,812,360	$170,018	$(2,105,610)	$(123,232)	$(28,374)

The accompanying notes are an integral part of these financial statements.

Hanzhong Hyung-Taik of Biological Engineering Co., Ltd.
 Statements of Cash Flows

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2010	2009	2009	2008
Cash Flows From Operating Activities
Net Loss	$(27,558)	$(77,882)	$(129,914)	$(113,534)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,924	2,881	4,821	9,813
Provision for bad debt	-	-	-	4,554
Amortization of intangible assets	93	93	186	183
Gain on disposal of fixed assets	(3,865)	-	-	-
Changes in operating assets and liabilities:
Restricted cash	(187)	31	16	(1,834)
Accounts receivable, net	1,128	-	(5,375)	110
Other recievables	(20,174)	9,679	(11,796)	(5,086)
Inventories	42,383	(25,505)	4,788	(74,712)
Prepayment	(7,581)	(3,826)	1,964	10,371
Accounts payable	(3,898)	(9,429)	(11,661)	2,834
Other payables	7,845	(58,578)	(62,235)	78,141
Accrued expenses	9,653	2,916	17,403	9,978
Interest payble	852	37,470	53,046	23,110
Advance from customers	3,391	(1,760)	(2,492)	2,492
Net cash used in operating activities	4,006	(123,910)	(141,249)	(53,580)

Cash Flows From FinancingInvesting Activities
Proceeds from disposal of properties and equipment	7,078	-	-	-
Net cash provided by investing activities	7,078	-	-	-

Cash Flows From Financing Activities
Proceeds from issuing short-term and long-term loans	213	122,717	141,076	34,570
Proceeds from related party	-	-	-	11,630
Repayment to related party	(2,779)	(6,132)	(6,073)	-
Net cash provided by financing activities	(2,566)	116,585	135,003	46,200
Effect of exchange rate changes	(4,357)	1,234	673	(72,456)
Net increase(decrease) in cash and cash equivalents	4,161	(6,091)	(5,573)	(79,836)

Cash and cash equivalents, beginning of period	8,240	13,813	13,813	93,649

Cash and cash equivalents, end of period	$12,401	$7,722	$8,240	$13,813

Supplemental disclosure of cash flow information:

Interest expense paid	$24,881	$23,633	$34,118	$44,562
Income taxes paid	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Hanzhong Hyung-Taik of Biological Engineering Co., Ltd.
Notes to Financial Statements
As at December 31, 2009 and 2008 and As At June 30, 2010 and 2009
For the Years Ended December 31, 2009 and 2008 and
for the Six Months Ended June 30, 2010 and 2009
(Amounts and Disclosures at and for the Six Months Ended June 30, 2010 and 2009 are Unaudited)

1. ORGANIZATION AND BUSINESS BACKGROUND

Hanzhong Hyung-Taik of Biological Engineering Co., Ltd. (“Company”) was incorporated as a limited liability in People’s Republic of China on October 22, 2003. The Company is located in Hanzhong, Shaanxi Province and principally engaged in the sales of rare and endangered plants, such as Taxus mairei and etc.

2. GOING CONCERN

As reflected in the accompanying financial statements, the Company has accumulated deficits of $2,078,052 and $1,948,138 at December 31, 2009 and 2008 respectively that include losses of $129,914 and $113,534 for the years ended December 31, 2009 and 2008. The Company has accumulated deficits of $2,105,610 and $2,026,020 at June 30, 2010 and 2009 respectively that include losses of $27,558 and $77,882 for the six months ended June 30, 2010 and 2009. The Company’s owners have funded the losses and cash shortfalls allowing management to develop sales and contingencies plans. The Company is also arranging for additional funding. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Preparation

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

This basis of accounting differs in certain material respects from that used for the preparation of the books of the Company’s account which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”). The accompanying financial statements reflect necessary adjustments not recorded in the Company’s books of account to present them in conformity with US GAAP.

b. Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates. The Company regularly evaluates estimates and assumptions related to obsolete inventory, useful life and recoverability of long lived assets. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c. Subsequent Events

The Company has evaluated subsequent events through the date that these financial statements were issued, which was September 15, 2010, the date of the Company’s Annual Report for the year ended December 31, 2009.

d. Financial Instruments

The carrying amount reported in the balance sheet for cash, accounts receivable, inventory, other receivables, short-term loans, accounts payable, other payables, accrued expenses, interest payable and long-term loans approximate fair value because of the immediate or short-term maturity of these financial instruments.

e. Fair Value Accounting

The Company adopted the standard “Fair Value Measurements”, codified with ASC 820 and effective January 1, 2008.  The provisions of ASC 820 are to be applied prospectively.

ASC 820 clarifies that fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e. the exit price at the measurement date).  Under ASC 820, fair value measurements are not adjusted for transaction cost.  ASC 820 provides for use of a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

Level 1:          Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:          Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3:          Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

f. Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits with banks. Cash deposits with banks are held in financial institutions in China, which has no federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured deposits.

g. Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

h. Inventories

Inventories are stated at the lower of cost, as determined on a standard cost basis, or net present value.  Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Management also regularly evaluates the composition of the Company’s inventories to identify slow-moving and obsolete inventories to determine if a valuation allowance is required.

i. Property, Plant, and Equipment

Property, plant and equipment are initially recognized recorded at cost.  Gains or losses on disposals are reflected as gain or loss in the period of disposal.  The cost of improvements that extend the life of plant and equipment are capitalized.  These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Buildings	10 years
Machinery and equipment	5 years
Transportation equipment	5 years
Office equipment	5 years

j. Intangible Assets

Intangible assets are stated in the balance sheet at cost less accumulated amortization. The costs of the intangible assets are amortized on a straight-line basis over their estimated useful lives. The respective amortization periods for the intangible assets are as follows:

Land use right                                           30-70 years

k. Impairment of Long-Lived Assets

The Company accounts for impairment of plant and equipment and amortizable intangible assets in accordance with the standard, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, codified with ASC 360, which requires the Group to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

l. Comprehensive Income

The standard, “Reporting Comprehensive Income”, codified with ASC 220, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  The comprehensive income arose from the effect of foreign currency translation adjustments.

m. Revenue Recognition

The Company generates revenues from the sales of plants, such as Taxus mairei and etc. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectability is reasonably assured.  Sales are presented net of value added tax (VAT). No return allowance is made as products returns are insignificant based on historical experience.

n. Income Taxes

The Company accounts for income taxes in accordance with the standard, "Accounting for Income Taxes.", codified with ASC 740. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future deductibility is uncertain.

o. Segment Information

The standard, “Disclosures about Segments of an Enterprise and Related Information”, codified with ASC 280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (research, development, production, marketing and sales) and in one geographical segment (China), as all of the Company’s current operations are carried out in China.

p. Foreign Currency Translation

The reporting currency is the U.S. dollar.  The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). The financial statements of the Company are translated into U.S dollars in accordance with the standard, “Foreign Currency Translation”, codified with ASC 830, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $170,834 and $170,941, respectively were classified as items of accumulated other comprehensive income in the owners’ equity section of the balance sheet. At June 30, 2010 and 2009, the cumulative translation adjustment of $170,018 and $170,864, respectively were classified as items of accumulated other comprehensive income in the owners’ equity section of the balance sheet. For the years ended December 31, 2009 and 2008, other comprehensive income (loss) was ($107) and $7,838, respectively. For the six months ended June 30, 2010 and 2009, other comprehensive income (loss) was ($816) and ($77), respectively.

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the financial statements were as follows:  As of December 31, 2009 and 2008, the Company used the period-end rates of exchange for assets and liabilities of $1 to RMB6.8270 and $1 to RMB6.8230 respectively. As of June 30, 2010 and 2009, the Company used the period-end rates of exchange for assets and liabilities of $1 to RMB6.7814 and $1 to RMB6.8307 respectively. For the years ended December 31, 2009 and 2008, the Company used the period’s average rate of exchange to convert revenues, costs, and expenses of $1 to RMB6.8316 and $1 to RMB6.9488, respectively. For the six months ended June 30, 2010 and 2009, the Company used the period’s average rate of exchange to convert revenues, costs, and expenses of $1 to RMB6.8252 and $1 to RMB6.8341, respectively. The Company used historical rates for equity.

q. Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company.  Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

r. Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

s. Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued a standard that established the FASB Accounting Standards Codification (“ASC”) and amended the hierarchy of generally accepted accounting principles (“GAAP”) such that the ASC became the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change current U.S. GAAP, but it was intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (“ASUs”). For the Company, the ASC was effective July 1, 2009. This standard did not have an impact on the Company’s consolidated results of operations or financial condition. However, throughout the notes to the consolidated financial statements references that were previously made to various former authoritative U.S. GAAP pronouncements have been changed to coincide with the appropriate section of the ASC.

In April 2009, the FASB issued an accounting standard which modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The standard also requires additional disclosures for annual and interim periods with respect to both debt and equity securities. Under the standard, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). The standard further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security’s fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. The standard requires entities to initially apply its provisions to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than-temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulated other comprehensive income. For the Company, this standard was effective beginning April 1, 2009. The adoption of this standard did not have a material impact on the Company’s consolidated results of operations or financial condition.

In May 2009, the FASB issued a new accounting standard regarding subsequent events. This standard incorporates into authoritative accounting literature certain guidance that already existed within generally accepted auditing standards, with the requirements concerning recognition and disclosure of subsequent events remaining essentially unchanged. This guidance addresses events which occur after the balance sheet date but before the issuance of financial statements. Under the new standard, as under previous practice, an entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that did not exist at the balance sheet date. This standard added additional required disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued. For the Company, this standard was effective beginning April 1, 2009. The additional disclosures required by this standard are included in Note 3.

In June 2009, the FASB issued a new standard regarding the accounting for transfers of financial assets amending the existing guidance on transfers of financial assets to, among other things, eliminate the qualifying special-purpose entity concept, include a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarify and change the derecognition criteria for a transfer to be accounted for as a sale, and require significant additional disclosure. For the Company, this standard is effective for new transfers of financial assets beginning January 1, 2010. Because the Company historically does not have significant transfers of financial assets, the adoption of this standard is not expected to have a material impact on the Company’s consolidated results of operations or financial condition.

In August 2009, the FASB issued ASU No. 2009-05, “Measuring Liabilities at Fair Value”, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted prices for an identical liability traded as an asset may be considered Level 1 fair value measurements. For the Company, this ASU is effective October 1, 2009. The adoption of this ASU did not have a material impact on the Company’s consolidated results of operations or financial condition.

In September 2009, the FASB issued ASU No. 2009-12, “Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)”, that amends ASC 820 to provide guidance on measuring the fair value of certain alternative investments such as hedge funds, private equity funds and venture capital funds. The ASU indicates that, under certain circumstances, the fair value of such investments may be determined using net asset value (“NAV”) as a practical expedient, unless it is probable the investment will be sold at something other than NAV. In those situations, the practical expedient cannot be used and disclosure of the remaining actions necessary to complete the sale is required. The ASU also requires additional disclosures of the attributes of all investments within the scope of the new guidance, regardless of whether an entity used the practical expedient to measure the fair value of any of its investments. The disclosure provisions of this ASU are not applicable to an employer’s disclosures about pension and other postretirement benefit plan assets. For the Company, this ASU was effective October 1, 2009. The adoption of this ASU did not have a material impact on the Company’s consolidated results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force”, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding the application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. For the Company, ASU No. 2009-13 is effective beginning January 1, 2011. The Company may elect to adopt the provisions prospectively to new or materially modified arrangements beginning on the effective date or retrospectively for all periods presented. The Company is currently evaluating the impact of this standard on its Company’s consolidated results of operations and financial condition.

In October 2009, the FASB issued ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force”, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software is considered more than incidental to the product or service. As a result of the amendments included in ASU No. 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the ASU, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). For the Company, ASU No. 2009-14 is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on the its consolidated results of operations and financial condition.

In January 2010, the FASB issued ASU No. 2010-6, “Improving Disclosures About Fair Value Measurements”, that amends existing disclosure requirements under ASC 820 by adding required disclosures about items transferring into and out of Levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchases, sales, issuances, and settlements relative to Level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. For the Company, this ASU is effective for the first quarter of 2010, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011. Since this standard impacts disclosure requirements only, its adoption will not have a material impact on the Company’s consolidated results of operations or financial condition.

In March 2010, the FASB ratified a consensus of the FASB Emerging Issues Task Force that recognizes the milestone method as an acceptable revenue recognition method for substantive milestones in research or development arrangements. This consensus would require its provisions be met in order for an entity to recognize consideration that is contingent upon achievement of a substantive milestone as revenue in its entirety in the period in which the milestone is achieved. In addition, this consensus would require disclosure of certain information with respect to arrangements that contain milestones. For the Company, this guidance would be required prospectively beginning January 1, 2011. The Company is currently evaluating the impact of this consensus on its consolidated results of operations and financial condition.

4. SIGNIFICANT CONCENTRATIONS

Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist of cash and accounts receivable as of December 31, 2009 and 2008 and as of June 30, 2010 and 2009. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

The major part of the Company’s cash at December 31, 2009 and 2008 and at June 30, 2010 and 2009 is maintained at one financial institution in the PRC which does not provide insurance for amounts on deposit.  The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

Geographic Concentration

For the years ended December, 2009 and 2008, and for the six months ended June 30, 2010 and 2009 the Company’s sales were mainly made to customers located in the PRC. In addition, total accounts receivables as of December 31, 2009 and 2008, and as of June 30, 2010 and 2009 also arose from customers located in the PRC.

 Customer Concentration

In 2009, the Company changed its sales strategy by switching the focused product in the market. This change resulted in concentration on certain customers for the Company’s sales. The following table sets forth information as to the revenue derived from those customers that accounted for more than 10% of our revenue in for the year ended December 31, 2009 and 2008 and for the six months ended June 30, 2010:

	For the 6 Months Ended		For the 6 Months Ended		For the Year Ended		For the Year Ended
	June 30, 2010		June 30, 2009		December 31, 2009		December 31, 2008
	Amount	%	Amount	%	Amount	%	Amount	%
Chen Ji Yuan	$17,582	12%	$19,605	27%	$19,232	10%	$16,660	46%
Shaanxi Chenggu Zhenhua Biological Technology Co., Ltd.	17,758	12%
Mianxian New Forest Industry Development Co., Ltd.	29,450	20%			43,628	23%
Huang Ji Rui	16,849	11%	7,556	10%
Ma Jun	17,113	12%
Xu Han Lun	17,054	12%
Zhao Chun Guang	19,047	13%
Song Ming Hua			11,942	16%
Wu Shui Quan			8,317	11%
Xie Zhi Jian			8,264	11%
Li Jian Jiang			9,570	13%

5. ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:
	June 30,		December 31,
	2010	2009	2009	2008

Accounts receivable	$4,247	$-	$5,375	$-
Less: Allowance for doubtful accounts	-	-	-	-
Accounts receivable, net	$4,247	$-	$5,375	$-

6. INVENTORIES

Inventories consist of the following:

	June 30,		December 31,
	2010	2009	2009	2008

Accounts receivable	$4,247	$-	$5,375	$-
Less: Allowance for doubtful accounts	-	-	-	-
Accounts receivable, net	$4,247	$-	$5,375	$-

7. PREPAYMENT

As of December 31, 2009 and 2008 and as of June 30, 2010 and 2009, the Company made prepayment for rental of land and advance to suppliers for $7,313, $9,277, $14,894 and $13,103, respectively.

8. PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment consist of the following:
	June 30,		December 31,
	2010	2009	2009	2008

Buildings	$17,497	$37,371	$37,391	$37,413
Machinery and equipment	1,048	1,041	1,041	1,042
Transportation equipment	74,594	74,055	74,096	74,139
Office equipment	9,914	9,575	9,580	9,586

	103,053	122,042	122,108	122,180
Less: Accumulated depreciation	(94,550)	(102,574)	(104,570)	(99,804)
Property, plant, and equipment, net	$8,503	$19,468	$17,538	$22,376

The depreciation was $4,821, $9,813, $1,924 and $2,881 for the years ended December 31, 2009 and 2008 and for the six months ended June 30, 2010 and 2009, respectively. They are broken down as follows:

	For the 6 Months Ended		For the Years Ended
	June 30,
	2010	2009	2009	2008

Cost	$1,502	$2,460	$3,978	$8,985
Operating expenses	422	421	843	828
Total	$1,924	$2,881	$4,821	$9,813

9. INTANGIBLE ASSETS

Intangible assets consist of the following:

	June 30,		December 31,
	2010	2009	2009	2008

Land use right	$10,765	$10,687	$10,693	$10,699

Less: Accumulated amortization	(1,348)	(1,119)	(1,247)	(1,031)
Intangible assets, net	$9,417	$9,568	$9,446	$9,668

The amortization for land use right was $186, $183, $93 and $93 for the years ended December 31, 2009 and 2008 and for the six months ended  June 30,  2010 and 2009, respectively. They are broken down as follows:

	For the 6 Months Ended		For the Years Ended
	June 30,
	2010	2009	2009	2008

Cost	$93	$93	$186	$183
Operating expenses	-	-	-	-
Total	$93	$93	$186	$183

As of December 31, 2009 and 2008 and as of June 30, 2010 and 2009, land use right of the Company, was pledged as collateral under certain loan agreements (see Note 10)

10. SHORT-TERM LOANS

Short-term loans consist of the following：

June 30, 2010

	Loan Amount	Duration	Annual Interest Rate	Collateral
Agricultural Development Bank of China-Hanzhong Branch	$560,356	2009.9.8-2010.9.7	5.84%	737 mu (491,357.9 square meters) of forest land use right
Chang'An Bank-Hanzhong Branch	221,193	2007.7.9- 2008.7.8	15.77%	Credit loan
	781,549
Loans from indivduals	237,120
	$1,018,669

December 31, 2009

	Loan Amount	Duration	Annual Interest Rate	Collateral
Agricultural Development Bank of China-Hanzhong Branch	$556,613	2009.9.8-2010.9.7	7.56%	737 mu (491,357.9 square meters) of forest land use right
Chang'An Bank-Hanzhong Branch	219,716	2007.7.9- 2008.7.8	13.14%	Credit loan
	776,329
Loans from indivduals	242,127
	$1,018,456

June 30, 2009

	Loan Amount	Duration	Annual Interest Rate	Collateral
Agricultural Development Bank of China-Hanzhong Branch	$556,312	2008.8.8-2009.8.7	7.56%	737 mu (491,357.9 square meters) of forest land use right
Chang'An Bank-Hanzhong Branch	219,597	2007.7.9- 2008.7.8	13.14%	Credit loan
	775,909
Loans from indivduals	224,135
	$1,000,044

December 31, 2008

	Loan Amount	Duration	Annual Interest Rate	Collateral
Agricultural Development Bank of China-Hanzhong Branch	$556,940	2008.8.8-2009.8.7	7.56%	737 mu (491,357.9 square meters) of forest land use right
Chang'An Bank-Hanzhong Branch	219,844	2007.7.9- 2008.7.8	10.51%	Credit loan
	776,784
Loans from indivduals	100,543
	$877,327

Interest expense for short-term loans and due to related parties was $84,929, $62,902, $24,111 and $60,004 for the years ended December 31, 2009 and 2008 and the six months ended June 30, 2010 and 2009, respectively.

Forest land use right secured for short-term loans is use right of 737 MU (491,357.9square meters) forest land granted from government with carrying value as the followings:

	June 30,		December 31,
	2010	2009	2009	2008
Land use right	$304	$307	$304	$310

Loans from individuals are made for the Company’s operational need. The loans are unsecured, and have no fixed terms of repayment, and are therefore deem payable on demand. The interest rates for loans to individuals are from 10%~15%

The loan from Chang'An Bank-Hanzhong Branch is currently past due and the related interest expense has been accrued.  The bank accordingly increased interest rate due to default

For the loan from Agricultural Development Bank of China-Hanzhong Branch, compensating balance is required. As of December 31, 2009 and 2008 and June 30, 2010 and 2009, compensating balance was $27,831, $27,847, $28,018 and $27,816, respectively. The compensating balance is classified as restricted cash.

11. LONG-TERM LOANS

Long-term loans consist of the following:

June 30, 2010

	Loan Amount	Duration	Annual Interest Rate	Collateral
The Bureau of Finance of chenggu County	$92,901	2006.3.9 - 2010.11.30	2.40%	Credit Loan
Less: principal due within one year	(92,901)
	$-

December 31, 2009

	Loan Amount	Duration	Annual Interest Rate	Collateral
The Bureau of Finance of chenggu County	$92,281	2006.3.9 - 2010.11.30	2.40%	Credit Loan
Less: principal due within one year	(92,281)
	$-

June 30, 2009

	Loan Amount	Duration	Annual Interest Rate	Collateral
The Bureau of Finance of chenggu County	$92,230	2006.3.9 - 2010.11.30	2.40%	Credit Loan
Less: principal due within one year	(46,115)
	$46,115

December 31, 2008

	Loan Amount	Duration	Annual Interest Rate	Collateral
The Bureau of Finance of chenggu County	$92,334	2006.3.9 - 2010.11.30	2.40%	Credit Loan
Less: principal due within one year	(46,167)
	$46,167

Total Interest expense for long-term loans was $2,213, $4,352, $1,107 and $1,106 for the years ended December 31, 2009 and 2008 and for the six months ended June 30, 2010 and 2009, respectively.

$46,140 of the loan matured on November 30, 2009, which is currently past due and the related interest expense has been accrued. The Company is subject to related penalty from the Bureau of Finance of Chenggu County due to default.

12. GERNERAL AND ADMINISTRATIVE

For the years ended December 31, 2009 and 2008, and for the six months ended June 30, 2010 and 2009, the amount of general and administrative expenses mainly composed of the following events:

	For the 6 Months Ended		For the Years Ended
	June 30,		December 31,
	2010	2009	2009	2008
Office expense	$4,311	$2,220	$4,365	$3,413
Salary and welfare	11,514	5,881	13,559	12,600
Employee insurance	5,592	4,681	9,366	7,703
Audit and accounting	811	277	-	-
legal service fee	806	-	-	-
Entertainment fee	2,305	970	2,295	987
Depreciation expense	422	421	843	828
Bad debts expense	-	-	-	4,554
Others	17,831	16,459	31,103	14,588
Total	$43,592	$30,909	$61,531	$44,673

13. CHINA CONTRIBUTION PLAN

Full time employees of the Company participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company’s subsidiaries to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution. For the years ended December 31, 2009 and 2008, and for the six months ended June 30, 2010 and 2009, the total provisions for such employee benefits were $9,366, $7,703, $5,592 and $4,681, respectively.

Though provisions were made, the Company did not make full monthly contribution to these funds.  In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to administrative fines. As the Company believes that these fines would not be material, no accrual for such fines has been made in this regard.

14. STATUTORY RESERVES

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). The Company did not make any appropriations to the reserve funds mentioned above due to lack of profits after tax since commencement of operations.

15. INCOME TAX

In March 2007, the Chinese government enacted the Corporate Income Tax Law, and promulgated related regulations, which were effective January 1, 2008. The Corporate Income Tax Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises. The previous income tax laws and rules, which stipulated income tax rates for domestic and foreign invested enterprises at different rates, expired upon the effectiveness of the Corporate Income Tax Law.

The Company was exempt from paying income tax as it produces the products which fall into the tax exemption list issued by the Chinese government.

16. RELATED PARTY TRANSACTION

All transactions associated with the following companies or individuals are considered to be related party transactions.

Name	Relationship
Hanzhong Bashan God Grass Biological Development Co., Ltd.	A company controlled by relative of CEO
Yang, Yung Li	Significant stock holder
Shau, Jen Heng	Owner and CEO of the Company

Due to related parties

	June 30,		December 31,
Name	2010	2009	2009	2008
Hanzhong Bashan God Grass Biological Development Co., Ltd.	$2,419	$-	$3,540	$10,430
Yang, Yung Li	17,200	14,148	14,156	14,164
Shau, Jen Heng	85,381	95,890	90,083	89,258
Total	$105,000	$110,038	$107,779	$113,852

"Due to related parties" represents loans payable that are unsecured, and have no fixed terms of repayment, and are therefore deem payable on demand. Approximately $63,500 of due to Shau, Jen Heng is subject to interest and the interest rate is from 10%~15%. Other due to related parties is not interest bearing.

Other receivables-related parties

	June 30,		December 31,
Name	2010	2009	2009	2008
Hanzhong Bashan God Grass Biological Development Co., Ltd.	$-	$2,318	$-	$-

17. CONTINGENCIES, RISKS AND UNCERTAINTIES

Country Risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

18. OPERATING LEASE COMMITMENT

The Company leases land under operating leases which are for 3~30 years and, expire beginning on April 30, 2011. The rents were $8,821, $13,433, $7,023, $8,817for the years ended December 31, 2009 and 2008, and for the six months ended June 30, 2010 and 2009, respectively. They are broken down as follows:

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2010	2009	2009	2008
Cost	$7,023	$8,817	$8,821	$13,433
Operating expenses	-	-	-	-
Total	$7,023	$8,817	$8,821	$13,433

Future minimum lease payments for operating leases with initial or remaining noncancelable terms in excess of one year are as follows:

Year ending December 31,

2010	$33,079
2011	33,079
2012	33,079
2013	33,079
2014	33,079
$165,395

(b) Pro Forma Financial Information

The following pro forma financial statements of Hengtai are set forth below:  (i) balance sheets, (ii) statements of operations, in each case for the six months ended June 30, 2010 and for the year ended December 31, 2009, and (iii) the notes to the pro forma financial statements for such periodS.

China Forestry Inc.
Pro Forma Consolidated Balance Sheets (Unaudited)
June 30, 2010

	Hanzhong		China
	Hengtai		Foresrty
	Bio-Tech Ltd.	FIHK	Inc.	Adjustment	Pro Forma
Assets
Current Assets
Cash and cash equivalents	$12,401	$-	$1,334	$-	$13,735
Restricted cash	28,018	-	-	-	28,018
Accounts receivable, net	4,247	-	-	-	4,247
Other receivables	46,504	-	-	-	46,504
Other receivables-related parties	-	-	-	-	-
Inventories, net	1,195,291	-	-	-	1,195,291
Prepayment	14,894	-	-	-	14,894
Total current assets	1,301,355	-	1,334	-	1,302,689
Property, plant and equipment, net	8,503	-	-	-	8,503
Intangible assets	9,417	-	-	-	9,417
Timberlands-net of accumulated amortization	-	-	824,012	-	824,012
Total Assets	$1,319,275	$-	$825,346	$-	$2,144,621

Liabilities & Owners' Equity
Current Liabilities
Short-term loans	1,018,669	-	-	-	1,018,669
Accounts payable	37,204	-	6,370	-	43,574
Other payables	55,348	-	50,000	-	105,348
Due to related parties	105,000	-	140,887	-	245,887
Accrued expenses	52,986	-	-	-	52,986
Interest paybale	77,008	-	-	50,000	127,008
Advance from customers	3,391	-	-	-	3,391
Long-term loans due within one year	92,901	-	-	-	92,901
Total current liabilities	1,442,507	-	197,257	50,000	1,689,764
Convertible promissory note-shareholders	-	-	-	1,000,000	1,000,000
Total liabilities	1,442,507	-	197,257	1,050,000	2,689,764

Owners' Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
None issued and outstanding	-	-	-	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized,
156,000,000 shares issued and outstanding	-	-	56,000	100,000	156,000
Registered capital	1,812,360	1,282,051	-	(3,094,411)	-
Stock subscription receivable	-	(1,282,051)	-	1,282,051	-
Additional Paid-in Capital	-	-	1,938,764	(616,114)	1,322,650
Accumulated other comprehensive income	170,018	-	59,662	(55,880)	173,800
Retained earnings (unrestricted)	(2,105,610)	-	(1,426,337)	1,334,354	(2,197,593)
Total owner's equity	(123,232)	-	628,089	(1,050,000)	(545,143)
Total Liabilities & Owners' Equity	$1,319,275	$-	$825,346	$-	$2,144,621

See notes to financial statements.

China Forestry Inc.
Pro Forma Consolidated Balance Sheets (Unaudited)
December 31, 2009

	Hanzhong		China
	Hengtai		Foresrty
	Bio-Tech Ltd.	FIHK	Inc.	Adjustment	Pro Forma
Assets
Current Assets
Cash and cash equivalents	$8,240	$-	$1,599	$-	$9,839
Restricted cash	27,831	-	-	-	27,831
Accounts receivable, net	5,375	-	-	-	5,375
Other receivables	26,330	-	-	-	26,330
Other receivables-related parties	-	-	-	-	-
Inventories, net	1,229,679	-	-	-	1,229,679
Prepayment	7,313	-	-	-	7,313
Total current assets	1,304,768	-	1,599	-	1,306,367
Property, plant and equipment, net	17,538	-	-	-	17,538
Intangible assets	9,446	-	-	-	9,446
Timberlands-net of accumulated amortization	-	-	829,445	-	829,445
Total Assets	$1,331,752	$-	$831,044	$-	$2,162,796

Liabilities & Owners' Equity
Current Liabilities
Short-term loans	1,018,456	-	-	-	1,018,456
Accounts payable	41,102	-	10,126	-	51,228
Other payables	47,503	-	-	-	47,503
Due to related parties	107,779	-	154,628	-	262,407
Accrued expenses	43,333	-	-	-	43,333
Interest paybale	76,156	-	-	100,000	176,156
Advance from customers	-	-	-	-	-
Long-term loans due within one year	92,281	-	-	-	92,281
Total current liabilities	1,426,610	-	164,754	100,000	1,691,364
Convertible promissory note-shareholders	-	-	-	1,000,000	1,000,000
Total liabilities	1,426,610	-	164,754	1,100,000	2,691,364

Owners' Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
None issued and outstanding	-	-	-	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized,
156,000,000 shares issued and outstanding	-	-	56,000	100,000	156,000
Registered capital	1,812,360	-	-	(1,812,360)	-
Stock subscription receivable	-	-	-	-	-
Additional Paid-in Capital	-	-	1,938,764	(503,051)	1,435,713
Accumulated other comprehensive income	170,834	-	55,880	(55,765)	170,949
Retained earnings (unrestricted)	(2,078,052)	-	(1,384,354)	1,171,176	(2,291,230)
Total owner's equity	(94,858)	-	666,290	(1,100,000)	(528,568)
Total Liabilities & Owners' Equity	$1,331,752	$-	$831,044	$-	$2,162,796

See notes to financial statements.

China Forestry Inc.
Pro Forma Consolidated Statements of Operations (Unaudited)
For the Six Months End, June 30, 2010

	Hanzhong		China
	Hengtai		Foresrty
	Bio-Tech Ltd.	FIHK	Inc.	Adjustment	Pro Forma
Revenue
Sales	$146,747	$-	$-	$-	$146,747

Cost of Goods Sold	(125,792)	-	-	-	(125,792)
Gross Profit	20,955	-	-	-	20,955

Operating Expeneses
Selling expenses	2,645	-	-	-	2,645
General and administrative	43,592	-	41,983	-	85,575
Total operating expenses	46,237	-	41,983	-	88,220
Loss from operations	(25,282)	-	(41,983)	-	(67,265)

Other Income (expenses)
Interest expense	(25,218)	-	-	(50,000)	(75,218)
Other income	22,942	-	-	-	22,942
Other expenses	-	-	-	-	-
Total other income (expenses)	(2,276)	-	-	(50,000)	(52,276)

Loss before and income taxes	(27,558)	-	(41,983)	(50,000)	(119,541)
Income taxes	-	-	-	-	-
Net Loss	$(27,558)	$-	$(41,983)	$(50,000)	$(119,541)

Weighted average number of outstanding shares - basic and diluted					156,000,000
Net loss per common share - basic and diluted					$(0.00)

See notes to financial statements.

China Forestry Inc.
Pro Forma Consolidated Statements of Operations (Unaudited)
For the Year End, December 31, 2009

	Hanzhong		China
	Hengtai		Foresrty
	Bio-Tech Ltd.	FIHK	Inc.	Adjustment	Pro Forma
Revenue
Sales	$193,453	$-	$-	$-	$193,453

Cost of Goods Sold	(167,904)	-	-	-	(167,904)
Gross Profit	25,549	-	-	-	25,549

Operating Expeneses
Selling expenses	8,168	-	-	-	8,168
General and administrative	61,531	-	113,178	-	174,709
Total operating expenses	69,699	-	113,178	-	182,877
Loss from operations	(44,150)	-	(113,178)	-	(157,328)

Other Income (expenses)
Interest expense	(87,142)	-	-	(100,000)	(187,142)
Other income	5,804	-	-	-	5,804
Other expenses	(4,426)	-	-	-	(4,426)
Total other income (expenses)	(85,764)	-	-	(100,000)	(185,764)

Loss before and income taxes	(129,914)	-	(113,178)	(100,000)	(343,092)
Income taxes	-	-	-	-	-
Net Loss	$(129,914)	$-	$(113,178)	$(100,000)	$(343,092)

Weighted average number of outstanding shares - basic and diluted					156,000,000
Net loss per common share - basic and diluted					$(0.00)

See notes to financial statements.

Notes to Consolidated Pro Forma Financial Statements (Unaudited)

Basis of Presentation

On July 15, 2010, China Forestry Inc. (the “Company”) completed a reverse acquisition transaction through a share exchange with Financial International (Hong Kong) Holdings Company Limited (“FIHK”) and its shareholders LIU, Shengli and LI, Bin, whereby the Company acquired 100% of the issued and outstanding capital stock of FIHK in exchange for One Hundred Million (100,000,000) shares of newly issued common stock of CHFY and a Convertible Note in the principal amount of $1.0 million, which note is convertible into 68,000,000 shares of common stock of the Company.

As a result of the share exchange, the Company is now the holding company of Hanzhong Hengtai Bio-Tech Limited, the operating subsidiary of FIHK. Hanzhong Hengtai Bio-Tech Limited is organized in the People’s Republic of China and engaged in the sales of rare and endangered plants, such as Taxus mairei and etc.

The share exchange is being accounted for as a reverse merger, since the former shareholders of FIHK, acquired the majority of the Company’s common stock with the aim of completing the share exchange with FIHK, and FIHK is deemed to be the accounting acquirer in the reverse merger.

The unaudited pro forma balance sheets above at December 31, 2009 and at June 30, 2010 and statements of operations for year ended December 31, 2009 and six months ended June 30,2010, assume that the share exchange occurred at the beginning of the period presented. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions. The pro forma financial results are presented for informational purposes only and are not intended to be indicative of either future results of the Company’s operations or results that might have been achieved had the transactions actually occurred since the beginning of each reporting period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FORESTRY, INC.

Date: September 27, 2010	By:	/s/ TIAN, Yuan
TIAN, Yuan Chief Executive Officer and Director